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                                                                 EXHIBIT 10.5.2

                         NATIONAL HEALTHCARE CORPORATION
                        1997 EMPLOYEE STOCK PURCHASE PLAN

                                    ARTICLE I
                             TITLE, PURPOSE AND TERM

         Section 1.01 This Plan shall be known as the NATIONAL HEALTHCARE CORPORATION 1997 Employee Stock Purchase Plan (hereinafter referred to as the "Plan").

         Section 1.02 The purpose of the Plan is to provide employees of NATIONAL HEALTHCARE CORPORATION, a Delaware corporation, and its subsidiaries and selected consultants and advisors and employees thereof with a convenient way to become shareholders of the Company. It is believed that participation in the ownership of the Company will help to achieve the unity of purpose essential to the continued growth of the Company and benefit its employees, consultants and shareholders.

         Section 1.03 The Plan will be effective on the Effective Date. Unless otherwise not extended in the prior year pursuant to this section 1.03, the Plan shall automatically continue through March 31 of each year without the necessity of Board action. The continuation of the Plan beyond March 31 of each year shall require Board approval. Notwithstanding anything in this section
1.03 to the contrary, the Plan may be modified or discontinued by the Company at any time in accordance with section 5.03 hereof.


                                   ARTICLE II
                                   DEFINITIONS

         As used herein, the following words and phrases shall have the meanings specified below, unless a different meaning is plainly required by the context:

         Section 2.01 The term "Anniversary Date" shall mean each January 1 on and after the Effective Date.

         Section 2.02 The term "Board of Directors" shall mean the Board of Directors of NATIONAL HEALTHCARE CORPORATION.

         Section 2.03 The term "Closing Market Price" shall mean the closing price of the Sponsoring Employer Stock as reported in the consolidated trading of the American Stock Exchange; provided, however, if such Stock shall no longer be listed on the American Stock Exchange, then the term shall mean the market value of such stock as determined by such method as shall be authorized by the Board of Directors.



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         Section 2.04 The term "Company" shall mean NATIONAL HEALTHCARE
CORPORATION, a Delaware corporation, (sometimes referred to as the "Sponsoring Employer") and its successors by merger or consolidation and all of its subsidiary corporations, except those subsidiary corporations expressly excluded from participation in the Plan by action of the Board of Directors. The Company's principal offices are located at 100 Vine Street, Murfreesboro, Tennessee 37130.

         Section 2.05 The term "Contribution Account" shall mean the account established on behalf of a Participant to which shall be credited the amount of the Participant's contribution, pursuant to Article IV.

         Section 2.06 The term "Effective Date" shall mean January 1, 1998.

         Section 2.07 The term "Employee" shall mean each current and future employee of the Company, National Health Corporation, a Tennessee corporation, and such other entities as authorized by the Board of Directors; provided, National Health Corporation or such other entities consent to its employees participating in the Plan.

         Section 2.08 The term "Exercise Date" shall mean the last day of the Plan Year on which the Sponsoring Employer Stock stock publicly trades.

         Section 2.09 The term "Grant Date" shall mean the first day of the Plan Year on which the Sponsoring Employer Stock publicly trades.

         Section 2.10 The "Issue Price" shall mean the lessor of (i) the per share Closing Market Price of the Sponsoring Employer Stock on the Grant Date, or (ii) the per share Closing Market Price of said stock on the Exercise Date.

         Section 2.11 The term "Participant" shall mean any Employee who has met the conditions and provisions for becoming a Participant as provided in Article III hereof.

         Section 2.12 The term "Participant's Contribution Rate" shall be an exact number of dollars determined by the Participant to contribute each pay period by regular payroll deductions to his Contribution Account as outlined in
Section 4.02 and the term "Participant's Contribution" shall be the aggregate dollars actually so contributed.

         Section 2.13 The term "Normal Pay" shall be computed, with respect to Employees who are paid on an hourly basis, by annualizing each such Employee's hourly base pay and his regular scheduled hours of work as of the January 1 immediately preceding a Plan Year and dividing by twelve (12). With respect to salaried Employees, the "Normal Pay" shall be the greater of such Employee's compensation for the calendar year for which the determination is being made or the immediately preceding calendar year.



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         Section 2.14 The term "Plan Year" shall mean a consecutive twelve (12)
month period beginning on the first day of January and ending on the last day of December.

         Section 2.15 The term "Sponsoring Employer Stock" shall mean those shares of the Company's common stock, par value $0.01 per share, which pursuant to section 4.01 are reserved for issuance to Participants upon the exercise of options granted under the Plan.

         Section 2.16 Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.

                                   ARTICLE III
                              PARTICIPATION IN PLAN

         Section 3.01 Each Employee shall become eligible to be a Participant of the Plan and may participate therein upon his date of employment.

         Section 3.02 Except as otherwise provided in section 4.02, all eligible Employees who become Participants of the Plan shall have the same rights and privileges. Upon becoming a Participant, said Participant shall be bound by the terms of the Plan, including any amendments hereto.

         Section 3.03 Each Employee who becomes eligible to be a Participant in the Plan shall be furnished a summary of the Plan and a Request for Participation form. If such Employee elects to participate hereunder, he must complete such form and file it with the Company. The completed Request for Participation form shall indicate the Participant's Contribution Rate authorized by the Participant. The Employee's election to participate shall remain in effect for the current and all future Plan Years unless otherwise revoked or modified by the Employee. If any Employee does not elect to participate in any given Plan Year, he may elect to participate in a future Plan Year so long as he continues to meet the eligibility requirements and elects to participate in such year.

                                   ARTICLE IV
                            ISSUANCE OF STOCK OPTIONS

         Section 4.01 The aggregate number of shares of the Sponsoring Employer Stock that may be issued to Participants under the Plan upon the exercise of options granted hereunder and all other option plans of the Company shall be, and the Company shall reserve, one million (1,000,000) shares of Company Stock. These shares may be authorized and unissued shares, or issued shares held in or acquired for the treasury of the Company, or shares of common stock reacquired by the Company upon purchase in the open market or otherwise.



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         Section 4.02 In order to participate in the Plan and be granted options hereunder, an Employee must authorize the Company or the Employee's employer to deduct the Participant's Contribution Rate from each paycheck. Such Contribution Rate must be an exact number of dollars per month, but not less than ten dollars ($10.00) per pay period, and not more than one hundred percent (100%) of such Employee's Normal Pay. Such authorization shall be in writing and on such forms as provided by the Company. Such deductions shall begin on the first pay period after the Company's receipt at its corporate office of the Employee's Request for Participation form. For all purposes of this Plan, such deductions shall be deemed a part of the Participant's Contribution. No interest shall accrue to any Participant on any amounts deducted from his paychecks pursuant to this Plan.

         The Participant's Contribution Rate, once established, shall remain in effect for all Plan Years unless changed by the Participant in writing on such forms as provided by the Company and filed with the Company.

         At any time during the Plan Year, a Participant may notify the Company that he wishes to withdraw from the Plan and discontinue his payroll deductions. This notice shall be in writing and on such forms as provided by the Company. Payroll deductions shall be stopped as soon as practical, but not more than thirty (30) days following the Company's receipt of the withdrawal notice.

         A Participant may elect to withdraw some or all of his Contribution Account once at any time during the Plan Year without being terminated from the Plan for such year. If a Participant withdraws contributions a second time during the Plan Year, no further contributions will be permitted during that Plan year by such withdrawing Participant. Where notice is received during the last thirty (30) days of any Plan Year, the Company shall have no liability for refunds not processed before shares are purchased on behalf of the Participant.

         Section 4.03 If in a Plan Year the total number of shares of Company Stock then subject to options granted to Participants exceeds the number of shares of Company Stock authorized and then available under this Plan, a pro-rata allocation of the available shares will be made among all Participants authorizing payroll deductions based on the relative amounts of their respective payroll deductions up to the Exercise Date.

         Section 4.04 On each Exercise Date the Participant's Contribution Account shall be used to purchase the maximum number of whole shares of Company Stock determined by dividing the Issue Price into the Participant's Contribution Account. Any money remaining in a Participant's Contribution Account shall be returned to the Employee if requested. If such return is not requested, the balance will remain in the Participant's Contribution Account to be used in the next Plan Year along with new contributions in the new Plan Year. Options granted under this Plan shall be subject to such amendment or



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modifications as the Company shall deem necessary to comply with any applicable laws and regulations, and shall contain such other provisions as the Company shall from time to time approve and deem necessary.

         Section 4.05 In no event may a Participant transfer or otherwise alienate any option granted to him under this Plan; provided, however, a Participant may transfer same to members of his immediate family (or to one or more trusts for the benefit of such family members or to partnerships or limited liability companies in which such family members or trusts are the only partners or members) provided the Participant does not receive any consideration for the transfer. Any option held by any such transferees would continue to be subject to the same terms and conditions that are applicable to such options immediately prior to their transfer.

         Section 4.06 Company stock certificates evidencing Company Stock purchased upon the exercise of options granted under the Plan shall be issued as soon as practical after the date of such exercise.

         Section 4.07 Any Employee whose employment is terminated for any reason (except death or retirement) during the Plan Year shall cease to be a Participant immediately. The balance of the Participant's Contribution Account shall be paid to such Participant, or his legal representative, as soon as practical after his termination. Any unexercised options granted to such Participant shall be deemed null and void.

         Section 4.08 If a Participant dies during a Plan Year, no further contributions on behalf of the deceased Participant may be made. The legal representative of the deceased Participant may elect to withdraw the balance in said Participant's Contribution Account by notifying the Company in writing at least thirty (30) days prior to the last day of the Plan Year. In the event no timely election to withdraw is made, the balance accumulated in the deceased Participant's Contribution Account shall be used to purchase shares of the Sponsoring Employer Stock in accordance with section 4.04 hereof. The balance, if any, shall be distributed to such legal representative as soon as practical after the Exercise Date.

         Section 4.09 If a Participant shall retire during a Plan Year, no further contributions on behalf of the retired Participant may be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Company in writing at least thirty (30) days prior to the last day of the Plan Year. In the event no timely election to withdraw is made, the balance accumulated in the retired Participant's Contribution Account shall be used to purchase shares of the Sponsoring Employer Stock in accordance with section 4.04 hereof. The balance, if any, shall be distributed to such retired Participant as soon as practical after the Exercise Date.

                                    ARTICLE V
                                  MISCELLANEOUS

         Section 5.01 The Board of Directors or a committee established, or person appointed, by such Board to which or whom is delegated such authority by the Board, shall administer the Plan and keep records of individual Participant benefits. The Board shall interpret the Plan and shall determine all questions arising in the administration,



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interpretation and application of the Plan, and all such determinations shall be conclusive and binding on all persons.

         Section 5.02 Each Participant, former Participant, or any other person who shall claim a right or benefit under this Plan, shall be entitled only to look to the Company for such benefit.

         Section 5.03 Except as otherwise required by Rule 16b-3 under the Securities Exchange Act of 1934, with respect to persons required to file reports under section 16 of said Act, as amended, the Board of Directors may at any time or from time to time amend the Plan in any respect without shareholder approval or terminate the Plan. Notwithstanding anything to the contrary set forth herein, if any provision herein shall be determined at any time to be in violation of (i) Rule 16b-3 (or any successor regulation), as to a person who is a reporting person under section 16 of such Act, or (ii) to create any unintended tax result, then, such provision shall, upon such determination, automatically be deemed inoperative, void and of no force and effect as if never set forth herein and may be deleted from this Plan or amended by the Board of Directors at any time with prospective or retroactive effect. The Plan shall be suspended in the event a "tender offer" is made to the Company's stockholders. The Board's determination that such an offer has been made shall be conclusive. No contributions shall thereafter be accepted and all Contribution Accounts shall be refunded to Participants. The Plan may thereafter be reactivated by Board action at any time.

         Section 5.04 The Company shall pay all expenses of administering this Plan that may arise in connection with the Plan.

         Section 5.05 Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of the Plan that are not covered in the Plan shall be promulgated and adopted by the Board of Directors.

         Section 5.06 Headings and subheadings in the Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

         Section 5.07 The Plan shall be construed in accordance with the laws of the State of Tennessee.

         Section 5.08 Any misstatement in an Employee's age, length of continuous service, date of employment or any other such matter, shall be corrected when it becomes known that any such misstatement of fact has occurred.

         Section 5.09 The options granted hereunder may not be assigned or transferable by Participants other than upon the death of a Participant by will or the applicable laws of descent and distribution. If a Participant attempts any prohibited assignment, transfer or



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alienation, the Company shall disregard such action. During the lifetime of each
Participant, the options granted hereunder are only exercisable by such Participant.

         Section 5.10 The Plan is not and shall not be deemed to constitute a contract between an employer and any Employee or to be a consideration or an inducement for the employment of any Employee. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of his employer or to interfere with the right of his employer to discharge any Employee at any time regardless of the effect that such discharge shall have upon him as a Participant in the Plan.

         Section 5.11 No liability whatever shall attach to or be incurred by any past, present or future stockholders, officers, or directors, as such, of the Company, under or by reason of any of the terms, conditions or agreements contained in the Plan or implied therefrom, and any and all liabilities of and any and all rights and claims against the Company, or any stockholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to the Plan, are hereby expressly waived and released by every Participant, as a part of the consideration for any benefits under the Plan. No member of the Board of Directors and no employee of the Company involved in the administration of the Plan shall be personally liable for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless such person against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) with the consent of the Company arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

         Section 5.12 The aggregate number of shares of the Sponsoring Employer Stock reserved for purchase under the Plan as provided in section 4.01 hereof and the calculation of the Issue Price shall be appropriately adjusted to reflect any increases or decreases in the number of issued shares of the Sponsoring Employer Stock resulting from a subdivision, consolidation or combination of shares or other capital adjustments, payment of a stock dividend, stock split, stock rights offering, special dividend, or other change or exchange for other securities by reclassification or otherwise, or other such increase or decrease in such shares of the Sponsoring Employer Stock.

         Section 5.13 The Company's obligation to sell and deliver the Sponsoring Employer Stock under the Plan is at all times subject to all approvals of, or filings with, any governmental authorities required in connection with the authorization, issuance, sale or delivery of such stock.

         Section 5.14 A Participant who is a person subject to section 16 of the Securities Exchange Act of 1934, as amended, (i) is not allowed to sell any shares of Company Stock purchased hereunder until six (6) months after the Exercise Date relating to such shares,



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and (ii) if such Participant ceases participation in the Plan, such Participant may not enroll in the Plan again for at least six (6) months.




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